SEVENTH AMENDMENT


         This Seventh Amendment (the "Seventh Amendment") entered into as of May 31, 1996 by and between NDC Automation, Inc. (the "Borrower"), a corporation organized and existing under the laws of the State of Delaware, and having its principal place of business in Charlotte, North Carolina, and NationsBank, N.A. (formerly doing business as NationsBank, N.A. (Carolinas) and as NationsBank of North Carolina, N.A.), a national banking association, (the "Bank") organized and existing under the laws of the United States and having offices in Charlotte, North Carolina.

                             INTRODUCTORY STATEMENT

         A. The Borrower and the Bank are parties to, among other things, an Amended and Restated Loan Agreement dated July 28, 1994 (the "Restated Loan Agreement"), as amended as of November 30, 1994, as of December 19, 1994, as of March 31, 1995, as of August 30, 1995, as of November 30, 1995 and as of March 31, 1996.

        B. Borrower has requested and the Bank has agreed to amend the Agreement in the respects set forth herein.

         NOW, THEREFORE, in consideration of $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

                                   AGREEMENT
1. Amendment of the Agreement. The Agreement is amended as follows:

         (a) Article I - Definitions.

              (i) Section 1.01 shall be amended such that the definition of the term "Borrowing Base" shall mean the sum of: (i) eighty percent (80%) of Eligible Receivables and (ii) forty percent (40%) of Eligible Inventory.

              (ii) Section 1.01 shall be amended such that the term "Facility A Amount" means: (a) $1,050,000 from May 31, 1996 through June 27, 1996 and (b) $900,000 from June 28, 1996 and thereafter.

              (iii)   Section   1.01  shall  be  amended   such  that  the  term
         "Termination Date" shall mean November 29, 1996.

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         (b) Article II - Facility A Loans.

              (i) Section 2.03 is amended in its entirety so that such section now reads as follows:

              2.03 Interest Rate. The outstanding principal balance of the Facility A Loans shall bear interest at the Prime Rate plus 4.00% per annum.

  2. Collateral Audit. The Bank may in its sole discretion retain a professional consultant (the "Consultant") to review the financial records and operations of the Borrower and to audit the collateral for the Borrower's obligations to the Bank. The Borrower shall cooperate fully with the Consultant, which cooperation shall include, but shall not be limited to, allowing the Consultant full access to the Borrower's financial and business records and allowing the Consultant reasonable opportunities to observe the Borrower's operations and to inspect, examine and verify the collateral for Borrower's obligations to the Bank. The Borrower shall reimburse the Bank for the Bank's cost of retaining the Consultant upon demand therefor by the Bank.

     3. Extension Fee. Simultaneously with the execution of this Seventh Amendment, the Borrower shall pay to the Bank for the Bank's own account a Termination Date extension fee in the amount of $9,000.

     4. Waivers and Release of Claims. As additional consideration to the execution, delivery, and performance of this Seventh Amendment and to induce the Bank to enter into this Seventh Amendment, the Borrower represents and warrants that (a) the Borrower knows of no defenses, counterclaims or rights of setoff to the payment of any indebtedness of the Borrower to the Bank, and (b) the Borrower for itself, its Subsidiaries, their respective representatives, agents, officers, directors, employees, shareholders, and successors and assigns, hereby fully, finally, completely, generally and forever releases, discharges, acquits, and relinquishes the Bank and its respective representatives, agents, officers, directors, employees, shareholders, and successors and assigns, from any and all claims, actions, demands, and causes of action of whatever kind or character, whether joint or several, whether known or unknown, for any and all injuries, harm, damages, penalties, costs, losses, expenses, attorneys' fees, and/or liability whatsoever and whatever incurred or suffered by any of them prior to the execution of this Seventh Amendment related to any indebtedness of the Borrower to the Bank under the Original Loan Documents of the Amended Loan Documents. Notwithstanding any provision of this Seventh Amendment or any other Amended Loan Document or Original Loan Document, this Section shall remain in full force and effect and shall survive the delivery of this Seventh Amendment and the making, extension, renewal, modification, amendment or restatement of any thereof.

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     5. Representations and Warranties. The Borrower hereby represents and warrants to the Bank that as of the date hereof the Restated Loan Agreement has been reexamined and:

         (a) The representations and warranties made by the Borrower in Article VIII thereof are true on and as of the date hereof;

         (b) The Borrower has the power and authority to enter into this Seventh Amendment and to perform its obligations herein and has by proper corporate action duly authorized the execution and delivery of this Seventh Amendment and ratified and affirmed the enforceability of the other Amended Loan Documents;

         (c) Neither the execution and delivery of this Seventh Amendment, nor the performance of the obligations herein violates or will violate any law or governmental order, conflicts or will conflict with any provision of any charter document or bylaw of the Borrower or any material term or provision of any agreement or instrument to which the Borrower is a party or by which the Borrower is bound, or constitutes or will constitute a breach of or a default under any such agreement or instrument; and

         (d) No consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of the Borrower is required as a condition to the execution, delivery or performance of this Seventh Amendment by the Borrower.

     6. Full Force and Effect. The Restated Loan Agreement, as amended hereby, is hereby confirmed to continue in full force and effect. All terms defined in the Restated Loan Agreement and not defined herein shall have the meaning herein as in the Restated Loan Agreement.

     7. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     8. Expenses. Upon demand therefor, the Borrower shall pay all out-of-pocket expenses incurred by the Bank in connection with the negotiation, drafting and execution of the transaction set forth herein, plus all unpaid out-of-pocket expenses otherwise due under the Loan Documents, all including, without limitation, reasonable fes and expenses of the Bank's counsel.

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     IN WITNESS  WHEREOF,  the parties have executed this Seventh  Amendment all this of the day and year first above written.

                                   NDC AUTOMATION, INC.

ATTEST:

By \s\ Tom Watson                  BY \s\ of Claude Imbleau
                                    Claude Imbleau, Vice President

Title Secretary
     (Corporate Seal)

                                   NATIONSBANK, N.A.

ATTEST:

By (\s\ of Assistant Secretary)    By (\s\ of John C. Calabrese)
   Title Asst. Secretary                    John C. Calabrese, Vice
                                            President
(Corporate Seal)

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